POWER OF ATTORNEY

     WHEREAS, RadioShack Corporation, a Delaware corporation (the
Company), wishes to facilitate compliance by directors and reporting officers of the Company with the provisions of Section 16 of the Securities Exchange Act of 1934, and

     WHEREAS, the Company may from time to time file with the Securities and Exchange Commission (SEC) a Form 3, 4 or 5 on behalf of the undersigned,

     NOW, THEREFORE, the undersigned hereby designates, constitutes and appoints Robert C. Donohoo, Jeffrey J. Walker, and Nita E. ONeal of the Company, and each of them separately, as the undersigneds attorney, with full power to act for and on behalf of the undersigned in connection with, and to sign the name of the undersigned to any and all Forms 3, 4 and 5 that the Company may hereafter file with the SEC on behalf of the undersigned under the provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in this capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.   This power of
attorney hereby revokes all power of attorney forms executed prior to the date hereof and related to the subject matter hereof, and this power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigneds holdings and transactions in securities issued by the company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 24th day of February, 2012.




                                  /s/ William Nebes III
                                  Signature
                                  Printed Name: William Nebes III


Subscribed and sworn before me this 24th day of February 2012




                       /s/ Joaquin Humberto Cacertes Y Ferraez, Esq. Notary Public no. 21 Federal District, Mexico

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